UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )
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WEC Energy Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 25, 2020
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On March 25, 2020, WEC Energy Group, Inc. (the “Company”) filed its proxy statement indicating that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) would take place May 6, 2020 at the New York Stock Exchange (the “NYSE”). The Company subsequently issued a press release announcing that, due to the COVID-19 pandemic, the Company would no longer be able to hold the Annual Meeting at the NYSE. The Company is working on alternative arrangements for the May 6 Annual Meeting and will provide details when plans are finalized. A copy of the press release is filed as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated March 25, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: March 25, 2020	William J. Guc, Vice President and Controller

WEC Energy Group

News

WEC Energy Group, Inc.
231 W. Michigan St.
Milwaukee, WI 53203

Media Line 414-221-4444
Fax 414-221-2821

From: Brian Manthey (news media)
414-221-4444
brian.manthey@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

March 25, 2020

WEC Energy Group update on 2020 Annual Meeting

MILWAUKEE — WEC Energy Group Inc. (NYSE: WEC) announced today that the company is working on alternative arrangements for the 2020 Annual Meeting that will take place May 6.

"As indicated in the proxy statement we filed today, we had been looking forward to hosting our annual meeting at the New York Stock Exchange (NYSE) to recognize our long-standing listing on the exchange," said Gale Klappa, executive chairman. "However, because of the COVID-19 pandemic, we will not be able to hold our annual meeting at the NYSE."

The company will provide details over the next few weeks when plans for the May 6 meeting are finalized.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company's principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan *Energy Resources. The company'*s other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 45,000 stockholders of record, 7,500 employees and $35 billion of assets.

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